EXHIBIT 2.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              DENTMART GROUP, INC.
                             A COLORADO CORPORATION

                                      INTO

                               SITEK, INCORPORATED
                             A DELAWARE CORPORATION

         Dentmart Group, Inc., a corporation organized and existing under the laws of the State of Colorado,

         DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 16th day of January, 1991, pursuant to the Colorado Business Corporation Act of the State of Colorado, the provisions of which permit the merger of a parent corporation of said state into a subsidiary corporation organized and existing under the laws of another state.

         SECOND: That this corporation owns all of the outstanding shares of the stock of SITEK, Incorporated, a corporation incorporated on the 30th day of June, 1998, pursuant to the Delaware Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 10th day of July, 1998, determined to and did merge itself into said SITEK, Incorporated:

         RESOLVED, that Dentmart Group, Inc. merge, and it hereby does merge itself into said SITEK, Incorporated and SITEK, Incorporated does hereby assume all the obligations of Dentmart Group, Inc.;

         FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

         FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

         SITEK, INCORPORATED TO SUCCEED TO PROPERTIES AND OBLIGATIONS OF CONSTITUENT CORPORATIONS. Upon the effective date of the merger, the separate existence of Dentmart Group, Inc. shall cease and SITEK, Incorporated shall continue in existence as the surviving corporation; whereupon, without further act or deed, all the property, real, personal and mixed, and franchises of Dentmart Group, Inc. and SITEK, Incorporated, and all debts due on whatever account of either of them, including choses in action belonging to either of them, shall be taken and deemed to be transferred to and vested in SITEK, Incorporated.. The liabilities and obligations for Dentmart Group, Inc. and SITEK, Incorporated shall not be affected, nor shall the rights of creditors thereof or of any persons dealing with such corporations, or any liens upon the property of such corporations, be impaired by the merger, and any existing claim of either of such corporations may be prosecuted to judgment as if the merger had not taken place, or SITEK, Incorporated may be proceeded against or substituted in its place.

         FURTHER  ACTION.  If  at  any  time  Dentmart  Group,  Inc.  or  SITEK,
Incorporated shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper officers and directors of Dentmart Group, Inc. and SITEK, Incorporated shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to carry out the provisions hereof.

         CONVERSION OF STOCK. On the effective date of the merger as set forth above, all of the issued and outstanding shares of stock of SITEK, Incorporated held in the name of Dentmart Group, Inc. shall be canceled, and the issued and outstanding Common Stock, par value $.001, of Dentmart Group, Inc. shall be converted into shares of common stock, par value $.005, of SITEK, Incorporated as follows: each holder of common stock of Dentmart Group, Inc. shall be entitled to receive one (1) share of the Common Stock, par value $.005, of SITEK, Incorporated for each one and sixty-five hundredths (1.65) shares of common stock, par value $.001, so held in Dentmart Group, Inc. Certificates evidencing the number of shares of stock held by a shareholder in SITEK, Incorporated shall be delivered as soon as practicable after surrender by such shareholder of certificates evidencing all shares of stock held in Dentmart Group, Inc.

         BOARD OF DIRECTORS AND OFFICERS. On the effective date of the merger, the officers and members of the Board of Directors of Dentmart Group, Inc. shall resign, and the officers and members of the Board of Directors of SITEK, Incorporated shall continue in office. The officers and members of the Board of Directors of SITEK, Incorporated, and the respective positions that they hold, shall not be changed or in any way affected by the merger.

         FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Dentmart Group, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         FOURTH: The plan of merger is as set forth in the Plan and Agreement of Merger by and between Dentmart Group, Inc. and SITEK, Incorporated, a true and complete copy of which is attached hereto as Exhibit A and by this reference incorporated herein.

         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Dentmart Group, Inc., at any time prior to the time that this merger filed with the Secretary of State becomes effective.

         IN  WITNESS  WHEREOF,   said  Dentmart  Group,  Inc.  has  caused  this
Certificate to be signed by Mark A. DiSalvo, its president, this 10th day of July, 1998.


                                   DENTMART GROUP, INC.



                                   By: /s/ Mark A. DiSalvo
                                       --------------------------
                                       Mark A. DiSalvo, President

                                              EXHIBIT A to Certificate of Merger
                                              ----------------------------------

                          PLAN AND AGREEMENT OF MERGER

         This PLAN AND AGREEMENT OF MERGER (this "Plan and Agreement of Merger") is made as of the 10th day of July, 1998, by and between SITEK, Incorporated, a Delaware corporation (the "Subsidiary Corporation"), and Dentmart Group, Inc., a Colorado corporation (the "Parent Corporation").

         WHEREAS, it is in the best interests of the Parent Corporation to effect a change of domicile from Colorado to Delaware; and

         WHEREAS, the Subsidiary Corporation was formed for the express purpose of effecting said change of domicile from Colorado to Delaware; and

         WHEREAS, the Parent Corporation is authorized to issue 5,000,000 (five million) shares of Common Stock, par value $.001 per share, of which 4,999,983 are issued and outstanding as of the date hereof and 2,000,000 (two million) shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding as of the date hereof; and

         WHEREAS, the Subsidiary Corporation is authorized to issue 50,000,000 (fifty million) shares of Common Stock, par value $.005 per share, of which 100 (one hundred) shares are issued and outstanding as of the date hereof and 2,000,000 (two million) shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding as of the date hereof; and

         WHEREAS, the Parent Corporation owns all 100 (one hundred) shares of the issued and outstanding stock of the Subsidiary Corporation.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, it is agreed as follows:

         1. MERGER. Upon the terms set forth herein, the Parent Corporation shall be merged with and into the Subsidiary Corporation, and the Subsidiary Corporation shall be the surviving corporation pursuant to the terms and provisions of this Plan and Agreement of Merger in accordance with the laws of the State of Delaware and the State of Colorado. The Certificate of Incorporation of the Subsidiary Corporation shall continue in effect and shall be its Certificate of Incorporation.

         2. SITEK, INCORPORATED TO SUCCEED TO PROPERTIES AND OBLIGATIONS OF CONSTITUENT CORPORATIONS. Upon the effective date of the merger, the separate existence of the Parent Corporation shall cease and the Subsidiary Corporation shall continue in existence as the surviving corporation; whereupon, without further act or deed, all the property, real, personal and mixed, and franchises of the Parent Corporation and the Subsidiary Corporation, and all debts due on whatever account of either of them, including choses in action belonging to either of them, shall be taken and deemed to be transferred to and vested in the Subsidiary Corporation. The liabilities and obligations of the Parent Corporation and the Subsidiary Corporation shall not be affected, nor shall the rights of creditors thereof or of any persons dealing with such corporations, or any liens upon the property of such corporations, be impaired by the merger, and any existing claim of either of such corporations may be prosecuted to judgment as if the merger had not taken place, or the Subsidiary Corporation may be proceeded against or substituted in its place.

         3. FURTHER  ACTION.  If at any time Parent  Corporation  or  Subsidiary
Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper officers and directors of the Parent Corporation and the Subsidiary Corporation shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to carry out the provisions hereof.

         4. CONVERSION OF STOCK. On the effective date of the merger as set forth below, all of the issued and outstanding shares of stock of the Subsidiary Corporation held in the name of the Parent Corporation shall be canceled, and the issued and outstanding Common Stock, par value $.001, of the Parent Corporation shall be converted into shares of common stock, par value $.005, of the Subsidiary Corporation as follows: each holder of common stock of the Parent Corporation shall be entitled to receive one (1) share of the Common Stock, par value $.005, of the Subsidiary Corporation for each one and sixty-five hundredths (1.65) shares of common stock, par value $.001, so held in the Parent Corporation. Certificates evidencing the number of shares of stock held by a shareholder in the Subsidiary Corporation shall be delivered as soon as practicable after surrender by such shareholder of certificates evidencing all shares of stock held in the Parent Corporation.

         5. EFFECTIVE DATE. This Plan and Agreement of Merger and the merger herein provided for shall become effective and the separate existence of the Parent Corporation, except insofar as it may be deemed continued by statute, shall cease as soon as this Plan and Agreement of Merger shall have been adopted, approved, signed, and acknowledged in accordance with the laws of the State of Delaware and the State of Colorado and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Plan and Agreement of Merger shall have been filed in the office of the Secretary of State of the State of Delaware and in the office of the Secretary of State of the State of Colorado.

         6. BOARD OF DIRECTORS AND OFFICERS. On the effective date of the merger, the officers and members of the Board of Directors of the Parent Corporation shall resign, and the officers and members of the Board of Directors of the Subsidiary Corporation shall continue in office. The officers and members of the Board of Directors of the Subsidiary Corporation, and the respective positions that they hold, shall not be changed or in any way affected by the merger.

         7. SERVICE OF PROCESS. The Subsidiary Corporation agrees that it may be served with process in the State of Colorado in any proceeding for enforcement of any obligation of the Parent Corporation, as well as for enforcement of any obligation of the Subsidiary Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings and the Subsidiary Corporation does hereby irrevocably appoint the Secretary of State of Colorado as its agent to accept service of process in any such suit or other proceedings. A copy of such process shall be mailed by the Secretary of State of the State of Colorado to the following address:

                           SITEK, Incorporated
                           Mark A. DiSalvo
                           192 Searidge Court
                           Shell Beach, CA 93449

         8. ABANDONMENT. This Plan and Agreement of Merger may be abandoned by the mutual consent of the parties hereto, acting each by its Board of Directors, at any time prior to the effective date of the merger. Upon abandonment, this Plan and Agreement of Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the parties hereto or its respective Board of Directors or shareholders.

         9. COUNTERPARTS. This Plan and Agreement of Merger may be executed in any number of counterparts, each of which shall constitute an original instrument.

         IN WITNESS WHEREOF, the parties to this Plan and Agreement of Merger have duly executed it on the day and year first above written.


DENTMART GROUP, INC.                SITEK, INCORPORATED


By: /s/ Mark A. DiSalvo             By: /s/ Mark A. DiSalvo
    --------------------------          --------------------------
    Mark A. DiSalvo, President          Mark A. DiSalvo, President

         I, Mark A. DiSalvo, Secretary of SITEK, Incorporated, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Plan and Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Dentmart Group, Inc., a corporation of the State of Colorado, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the unanimous written consent of the stockholders holding 100 shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, by which the Plan and Agreement of Merger was thereby adopted as the act of the stockholders of said SITEK, Incorporated and the duly adopted agreement and act of the said corporation.

WITNESS my hand on this 10th day of July, 1998.



                                        /s/ Mark A. DiSalvo
                                        --------------------------
                                        Mark A. DiSalvo, Secretary